As filed with the Securities and Exchange Commission on April 23, 2004
Registration No. 333-113590

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Giant Industries, Inc.

(Exact name of registrants as specified in their charters)

Delaware	86-0642718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23733 North Scottsdale Road

Scottsdale, Arizona 85255
(480) 585-8888
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Kim H. Bullerdick

Vice President, General Counsel, and Secretary
Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona 85255
(480) 585-8888
(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Karen C. McConnell

Fennemore Craig, P.C.
3003 North Central, Suite 2600
Phoenix, Arizona 85012-2913
(602) 916-5000

      Approximate date of commencement of proposed sale to public:  From time to time, following the effective date of this registration statement, as determined by Giant Industries, Inc.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

State or
	Other	I.R.S. Employer
	Jurisdiction of	Identification
Name	Incorporation	Number

Giant Industries Arizona, Inc.	AZ	86-0218157
Ciniza Production Company	NM	74-2468207
Giant Stop-N-Go of New Mexico, Inc.	NM	85-0389396
Giant Four Corners, Inc.	AZ	86-0739055
Phoenix Fuel Co., Inc.	AZ	86-0109486
San Juan Refining Company	NM	74-2759385
Giant Mid-Continent, Inc.	AZ	86-0784398
Giant Pipeline Company	NM	85-0467397
Giant Yorktown, Inc.	DE	27-0003663
Giant Yorktown Holding Company	DE	20-0805473

EXPLANATORY NOTE

      This Amendment No. 3 is being filed solely for the purpose of amending Items 16 and 17 of Part II of the Registration Statement (Registration No. 333-113590) and filing certain additional exhibits. This Amendment No. 3 does not contain a copy of the Prospectus Supplements or the Prospectus included in the Registration Statement, which are unchanged from Amendment No. 2 filed on April 13, 2004.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

SEC registration fee	$38,010
*Rating Agency fees	$125,000
*Printing expenses	$300,000
*Legal fees and expenses	$300,000
*Accounting fees and expenses	$300,000
*Blue Sky fees	$10,000
*Miscellaneous expenses	$100,000

Total	$1,173,010

*Estimated

Item 15.	Indemnification of Directors and Officers

      Giant Industries, Inc. (the “Company”) has purchased insurance on behalf of the registrants’ directors and officers against certain liabilities that may be asserted against such persons in connection with any actual or alleged Wrongful Act (as defined in the policy) in their capacities as directors and officers of the registrants, including certain liabilities under the federal and state securities laws, except to the extent that the registrants have indemnified the directors and officers.

      The following contains summaries of certain circumstances in which indemnification is provided pursuant to the registrants’ Certificate or Articles of Incorporation and Bylaws. Such summaries are qualified in their entirety by reference to the registrants’ Certificate or Articles of Incorporation and Bylaws.

The Company, Giant Yorktown, Inc. and Giant Yorktown Holding Company

      As permitted by the Delaware General Corporation law (the “DGCL”), the Company’s Restated Certificate of Incorporation and the Certificates of Incorporation of Giant Yorktown, Inc. (“Yorktown”) and Giant Yorktown Holding Company (“Holding”) provide that a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including grossly negligent business judgments made in good faith, except for liability (i) for breach of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the DGCL and the respective Bylaws of the Company, Yorktown, and Holding under certain circumstances, provide for the indemnification of the Company’s, Yorktown’s, and Holding’s officers, directors, employees, and agents against liabilities, which they may incur in such capacities.

      Section 145 of the DGCL provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

      The Company’s and Holding’s Bylaws provide that no person seeking indemnification may be denied indemnification unless the Board of Directors or the stockholders of such company determine in good faith, or independent legal counsel for such company opines in writing, that the standards for indemnification have not been met. A successful defense is deemed conclusive evidence of a person’s right to be indemnified against expenses. The Company or Holding may advance funds to pay the expenses of any person involved in such action provided that the Company or Holding, as applicable, receives an undertaking that the person will repay the advanced funds if it is ultimately determined that he is not entitled to indemnification.

      Yorktown’s Bylaws provide that all expenses (including attorneys’ fees), costs, judgments, fines and amounts paid in settlement actually and reasonably incurred by a person seeking indemnification shall be paid by Yorktown in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, Yorktown must receive an undertaking by or on behalf of such person to repay the amounts advanced if a final adjudication is made by a court of competent jurisdiction that such person was not entitled to indemnification. Such advances shall be mandatory, and no determination of the Board of Directors shall be required as a condition to such advances.

      Indemnification may also be granted pursuant to provisions of Bylaws, which may be adopted in the future, pursuant to the terms of agreements that may be entered into in the future or pursuant to a vote of stockholders or disinterested directors.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Giant Arizona, Giant Four Corners, Inc., Phoenix Fuel Co., Inc. and Giant Mid-Continent, Inc.

      With respect to Giant Industries Arizona, Inc., Giant Four Corners, Inc., Phoenix Fuel Co., Inc. and Giant Mid-Continent, Inc., all Arizona corporations (collectively referred to herein as the “Arizona Subsidiaries”), the Arizona Revised Statutes empower a corporation to indemnify directors or officers of the corporation who are made a party to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the corporation only if that person acted in good faith and reasonably believed (a) in the case of conduct in the person’s official capacity with the corporation that the person’s conduct was in its best interest; and (b) in all other cases, the person’s conduct was at least not opposed to the Arizona Subsidiaries’ best interests. In the case of any criminal proceeding, the person must have had no reasonable cause to believe that the person’s conduct was unlawful. Indemnification shall not be provided in respect of: (i) any proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation, or (ii) any proceeding charging improper financial benefit to the person, whether or not involving action in the person’s official capacity for the corporation, in which the person was adjudged liable on the basis that financial benefit was improperly received by that person.

      Unless ordered by a court, indemnification pursuant to the foregoing may only be made by the Arizona Subsidiaries as authorized in a specific case upon a determination that indemnification is proper under the circumstances because the director or officer has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors of the Arizona Subsidiary, acting by a majority vote of a quorum consisting of directors who are not parties to the proceeding; (b) by special legal counsel selected by a majority vote of the disinterested directors or, if there are no disinterested directors, by majority vote of the board; or (c) by the stockholders, but shares owned by or voted under the control of persons who are parties to the proceeding shall not be voted.

      In addition, under Arizona law, unless limited by the articles of incorporation, the Arizona Subsidiaries are required to indemnify a director or officer against expenses in connection with any lawsuit or proceeding if such person has been successful on the merits or otherwise in the defense of such lawsuit or proceeding. Further, the Arizona Subsidiaries are required to indemnify an outside director against liability except (1) in the cases described above in which indemnification is not permitted and (2) if a court determines that the director did not meet the applicable standard of conduct. The Arizona Subsidiaries may advance or pay expenses incurred by a director or officer in advance of final disposition of a proceeding if all of the following conditions exist: (a) the person furnishes the corporation with a written affirmation of the person’s good faith belief that the person has met the applicable standard of conduct; and (b) the person furnishes the corporation with a written undertaking by or on behalf of such person to repay the advance if it is ultimately determined that the person did not met the applicable standard of conduct.

      The respective Articles of Incorporation (“Articles”) and Bylaws of the Arizona Subsidiaries provide that the Arizona Subsidiaries shall indemnify each director and officer to the fullest extent permitted by law. The Arizona Subsidiaries’ Bylaws extend that protection to employees and agents of the corporation. No modification of the indemnification provision may adversely affect any director’s or officer’s right to indemnification with respect to any act or omission occurring prior to such modifications.

      The Arizona Subsidiaries’ respective Articles provide that no director of the Arizona Subsidiaries shall be liable to the Arizona Subsidiaries or their respective stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the Articles and Arizona law do not permit the elimination of liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) for acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for authorizing the unlawful payment of a dividend or other distribution on shares of the corporation’s capital stock; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any violation of Section 10-041 of the Arizona Revised Statues, which relates to directors’ conflicts of interests. The effect of this provision in the Articles is to eliminate the rights of the Arizona Subsidiaries and their respective stockholders (through stockholders’ derivative suits on behalf of the Arizona Subsidiaries) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through (e) above. This provision will not alter the liability of directors under federal securities laws.

Giant Stop-N-Go of New Mexico, Inc., Ciniza Production Company, San Juan Refining Company, and Giant Pipeline Company

      With respect to Giant Stop-N-Go of New Mexico, Inc., Ciniza Production Company, San Juan Refining Company, and Giant Pipeline Company, all New Mexico corporations (collectively referred to herein as the “New Mexico Subsidiaries”), Section 53-11-4.1 NMSA 1978 of the New Mexico Business Corporation Act empowers a corporation to indemnify directors, officers, employees or agents of the corporation who are made a party to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation only if that person acted in good faith and reasonably believed (a) in the case of conduct in the person’s official capacity with the corporation that the person’s conduct was in its best interest; and (b) in all other cases, the person’s conduct was at least not opposed to the New Mexico Subsidiaries’ best interests. In the case of any criminal proceeding, the person must have had no reasonable cause to believe that the person’s conduct was unlawful. Indemnification shall not be provided in respect of any proceeding charging improper personal benefit to the person, whether or not involving action in the person’s official capacity for the corporation, in which the person shall have been adjudged to be liable on the basis that personal benefit was improperly received by that person.

      If a determination has been made by the board of directors that the person has been wholly successful in the defense of the proceeding brought against him, or if a court should so determine that indemnification is required, the person shall be indemnified against reasonable expenses incurred by him in connection with the proceeding.

      The New Mexico Subsidiaries may not indemnify a person until a determination has been made that the indemnification of that person in permissible under the circumstances because that person has met the standards of conduct required by Section 53-11-4.1B NMSA 1978. This determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to the proceeding; (2) if that quorum cannot be obtained, by a majority vote by a committee of the board elected by a majority of the full board; (3) by special legal counsel selected by the board of directors or a committee thereof; or (4) by the stockholders. The reasonable expenses incurred by a person who is a party to the proceeding may be paid or reimbursed by the corporation in advance if (1) that person furnishes the New Mexico Subsidiaries with a written affirmation of his good faith belief that the person has met the standard of conduct necessary for indemnification by the New Mexico Subsidiaries; (2) the person furnishes the New Mexico Subsidiaries a written undertaking by or on his behalf to repay that amount if it is ultimately determined that the person has not met those standards of conduct; and (3) a determination is made that the facts then known to those making the determination will not preclude indemnification.

      The Bylaws of the New Mexico Subsidiaries provide for indemnification of directors and officers and each person who may serve at the corporation’s request as the director or officer of another corporation in which the corporation owns shares of capital stock or of which it is a creditor, against expenses actually and reasonably incurred in connection with the settlement or defense of any action, suit or proceeding, civil or criminal, in which that person is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the corporation. This provision specifically indemnifies each such director and officer from payment of any judgment, levy, or demand that might be granted against that person by virtue of his occupancy of that office growing out of any such action, suit or proceeding.

      The Bylaws of the New Mexico Subsidiaries provide that the indemnification contained therein is in addition, and not in lieu of, the indemnification of directors and officers described in Section 53-11-4.1 NMSA 1978, as that law may be amended from time to time.

      The Articles of San Juan Refining Company provide that, subject to certain exceptions, its directors shall not be personally liable to it or it stockholders for monetary damages for breach of fiduciary duties.

Item 16.	Exhibits

      The following exhibits are filed with this registration statement:

Exhibit
No.	Description

1.1**	Form of Underwriting Agreement for Senior Subordinated Notes due 2014 among Giant Industries, Inc., as issuer, and Banc of America Securities LLC and BNP Paribas Securities Corp., as underwriters.
1.2**	Form of Underwriting Agreement for Common Stock among Giant Industries, Inc., as issuer, and Banc of America Securities LLC, Credit Suisse First Boston LLC and Friedman, Billings, Ramsey & Co., Inc., as underwriters.
2.1	Asset Purchase Agreement dated February 8, 2002, by and among, BP Corporation North America Inc., BP Products North America Inc., and Giant Industries, Inc. Incorporated by reference to Exhibit 2.3 to Giant’s Annual Report on Form 10-K for fiscal year ended December 31, 2001, File No. 1-10398.
4.1	Restated Certificate of Incorporation of Giant Industries, Inc., a Delaware corporation. Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Giant’s Registration Statement on Form S-1 under the Securities Act of 1933 as filed December 12, 1989, File No. 33-31584.
4.2	Bylaws of Giant Industries, Inc., a Delaware corporation, as amended September 9, 1999. Incorporated by reference to Exhibit 3.2 to Giant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-10398.

Exhibit
No.	Description

4.3	Indenture dated as of August 26, 1997, among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as Trustee, relating to $150,000,000 of 9% Senior Subordinated Notes due 2007. Incorporated by reference to Exhibit 4.8 to Giant’s Registration Statement on Form S-4 under the Securities Act of 1933 as filed October 9, 1997, File No. 333-37561.
4.4**	Supplemental Indenture to Indenture dated as of August 26, 1997 for $150,000,000 9% Senior Subordinated Notes due 2007, dated as of February 10, 1998, between DeGuelle Oil Company, as additional Subsidiary Guarantor, and The Bank of New York, as Trustee.
4.5**	Supplemental Indenture to Indenture dated as of August 26, 1997 for $150,000,000 9% Senior Subordinated Notes due 2007, dated as of December 1, 2000, between Giant Pipeline Company, as additional Subsidiary Guarantor, and The Bank of New York, as Trustee.
4.6**	Supplemental Indenture, dated as of April 2, 2002, among Giant Industries, Inc., the Subsidiary Guarantors and The Bank of New York relating to the 9% Senior Subordinated Notes due 2007.
4.7**	Supplemental Indenture to Indenture dated as of August 26, 1997 for $150,000,000 9% Senior Subordinated Notes due 2007, dated as of May 10, 2002, among Giant Yorktown, Inc. and Giant Yorktown Holding Company, as additional Subsidiary Guarantors, and The Bank of New York, as Trustee.
4.8	Indenture, dated as of May 14, 2002, among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as Trustee, relating to $200,000,000 of 11% Senior Subordinated Notes due 2012. Incorporated by reference to Exhibit 4.2 to Giant’s Registration Statement on Form S-4 under the Securities Act of 1933 as filed July 15, 2002, File No. 333-92386.
4.9**	Form of Indenture among Giant Industries, Inc., the subsidiary guarantors identified therein and The Bank of New York, as trustee.
4.10**	Form of Supplemental Indenture for Senior Subordinated Notes due 2014.
4.11**	Form of Senior Subordinated Note due 2014 (included in Exhibit 4.10).
4.12*	Form of Certificate of Designation for Preferred Stock.
4.13*	Form of Preferred Stock Certificate.
4.14*	Form of Equity Warrant Agreement.
4.15*	Form of Equity Warrant (included in Exhibit 4.14).
4.16*	Form of Debt Warrant Agreement.
4.17*	Form of Debt Warrant (included in Exhibit 4.16).
4.18*	Form of Purchase Contract.
4.19*	Form of Unit Agreement, including form of Unit Certificate.
4.20	Specimen Certificate for shares of Common Stock, par value $.01 per share. Incorporated by reference to Exhibit 4.1 to Giant’s Registration Statement on Form S-1 under the Securities Act of 1933 as filed October 16, 1989, File No. 33-31584.
5.1†	Opinion of Fennemore Craig, P.C., as to the legality of the securities being registered by Giant.
12.1†	Statement of Computation of Ratios.
23.1†	Consent of Deloitte & Touche LLP.
23.2†	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).
24.1†	Powers of Attorney (included in the signature pages of this registration statement).
25.1†	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

†	Previously filed.

Item 17.	Undertakings

      (a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Giant pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

GIANT INDUSTRIES, INC.

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Vice President, Chief Accounting Officer and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature	Title

* Fred L. Holliger	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

* Mark B. Cox	Vice President, Treasurer, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen	Vice President, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)

James E. Acridge	Director

* Anthony J. Bernitsky	Director

* George M. Rapport	Director

* Richard T. Kalen, Jr.	Director

* Larry L. DeRoin	Director

Signature		Title

* Brooks J. Klimley		Director

* Donald M. Wilkinson		Director

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Industries Arizona, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

GIANT INDUSTRIES ARIZONA, INC.

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Ciniza Production Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

CINIZA PRODUCTION COMPANY

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Stop-N-Go of New Mexico, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

GIANT STOP-N-GO OF NEW MEXICO, INC.

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Four Corners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

GIANT FOUR CORNERS, INC.

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Phoenix Fuel Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

PHOENIX FUEL CO., INC.

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, San Juan Refining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

SAN JUAN REFINING COMPANY

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Mid-Continent, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

GIANT MID-CONTINENT, INC.

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Pipeline Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

GIANT PIPELINE COMPANY

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Yorktown, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

GIANT YORKTOWN, INC.

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Giant Yorktown Holding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 23, 2004.

GIANT YORKTOWN HOLDING COMPANY

By:	/s/ ROGER D. SANDEEN

Roger D. Sandeen

Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2004.

Signature		Title

* Fred L. Holliger		Chief Executive Officer (Principal Executive Officer)

* Kim H. Bullerdick		Director

* Mark B. Cox		Chief Financial Officer and Director (Principal Financial Officer)

/s/ ROGER D. SANDEEN Roger D. Sandeen		Chief Accounting Officer and Director (Principal Accounting Officer)

*By:	/s/ ROGER D. SANDEEN Roger D. Sandeen Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
No.	Description

1.1**	Form of Underwriting Agreement for Senior Subordinated Notes due 2014 among Giant Industries, Inc., as issuer, and Banc of America Securities LLC and BNP Paribas Securities Corp., as underwriters.
1.2**	Form of Underwriting Agreement for Common Stock among Giant Industries, Inc., as issuer, and Banc of America Securities LLC, Credit Suisse First Boston LLC and Friedman, Billings, Ramsey & Co., Inc., as underwriters.
2.1	Asset Purchase Agreement dated February 8, 2002, by and among, BP Corporation North America Inc., BP Products North America Inc., and Giant Industries, Inc. Incorporated by reference to Exhibit 2.3 to Giant’s Annual Report on Form 10-K for fiscal year ended December 31, 2001, File No. 1-10398.
4.1	Restated Certificate of Incorporation of Giant Industries, Inc., a Delaware corporation. Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Giant’s Registration Statement on Form S-1 under the Securities Act of 1933 as filed December 12, 1989, File No. 33-31584.
4.2	Bylaws of Giant Industries, Inc., a Delaware corporation, as amended September 9, 1999. Incorporated by reference to Exhibit 3.2 to Giant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-10398.
4.3	Indenture dated as of August 26, 1997, among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as Trustee, relating to $150,000,000 of 9% Senior Subordinated Notes due 2007. Incorporated by reference to Exhibit 4.8 to Giant’s Registration Statement on Form S-4 under the Securities Act of 1933 as filed October 9, 1997, File No. 333-37561.
4.4**	Supplemental Indenture to Indenture dated as of August 26, 1997 for $150,000,000 9% Senior Subordinated Notes due 2007, dated as of February 10, 1998, between DeGuelle Oil Company, as additional Subsidiary Guarantor, and the Bank of New York, as Trustee.
4.5**	Supplemental Indenture to Indenture dated as of August 26, 1997 for $150,000,000 9% Senior Subordinated Notes due 2007, dated as of December 1, 2000, between Giant Pipeline Company, as additional Subsidiary Guarantor, and The Bank of New York, as Trustee.
4.6**	Supplemental Indenture, dated as of April 2, 2002, among Giant Industries, Inc., the Subsidiary Guarantors and the Bank of New York relating to the 9% Senior Subordinated Notes due 2007.
4.7**	Supplemental Indenture to Indenture dated as of August 26, 1997 for $150,000,000 9% Senior Subordinated Notes due 2007, dated as of May 10, 2002, among Giant Yorktown, Inc. and Giant Yorktown Holding Company, as additional Subsidiary Guarantors, and the Bank of New York, as Trustee.
4.8	Indenture, dated as of May 14, 2002, among Giant, as Issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as Trustee, relating to $200,000,000 of 11% Senior Subordinated Notes due 2012. Incorporated by reference to Exhibit 4.2 to Giant’s Registration Statement on Form S-4 under the Securities Act of 1933 as filed July 15, 2002, File No. 333-92386.
4.9**	Form of Indenture among Giant Industries, Inc., the subsidiary guarantors identified therein and The Bank of New York, as trustee.
4.10**	Form of Supplemental Indenture for Senior Subordinated Notes due 2014.
4.11**	Form of Senior Subordinated Note due 2014 (included in Exhibit 4.10).
4.12*	Form of Certificate of Designation for Preferred Stock.
4.13*	Form of Preferred Stock Certificate.
4.14*	Form of Equity Warrant Agreement.
4.15*	Form of Equity Warrant (included in Exhibit 4.14).
4.16*	Form of Debt Warrant Agreement.
4.17*	Form of Debt Warrant (included in Exhibit 4.16).
4.18*	Form of Purchase Contract.
4.19*	Form of Unit Agreement, including form of Unit Certificate.

Exhibit
No.	Description

4.20	Specimen Certificate for shares of Common Stock, par value $.01 per share. Incorporated by reference to Exhibit 4.1 to Giant’s Registration Statement on Form S-1 under the Securities Act of 1933 as filed October 16, 1989, File No. 33-31584.
5.1†	Opinion of Fennemore Craig, P.C., as to the legality of the securities being registered by Giant.
12.1†	Statement of Computation of Ratios.
23.1†	Consent of Deloitte & Touche LLP.
23.2†	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).
24.1†	Powers of Attorney (included in the signature pages of this registration statement).
25.1†	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

†	Previously filed.